Exhibit 99.1

SAFEGUARD SCIENTIFICS ANNOUNCES FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS

Conference call and webcast on March 4, 2021 at 9 a.m. ET

Radnor, PA, March 3, 2021 — Safeguard Scientifics, Inc. (NYSE:SFE) (“Safeguard” or the “Company”) today announced financial results for the three months and year ended December 31, 2020.

HIGHLIGHTS

●	Exits & Deployments
o	Aggregate 2020 annual sales proceeds were $7.9 million, principally from the sale of Sonobi in the third quarter for $6.6 million.
o

Safeguard deployed $9.2 million in 2020 to Syapse ($4.4 million), Aktana ($2.5 million), meQuilibrium ($1 million) and four other companies ($1.3 million). No material deployments were made during the fourth quarter of 2020.

■	2020 deployments came in at the low end of the range established at the end of the first quarter.
o	Subsequent to year-end, Safeguard exited WebLinc and QuanticMind.
■	Safeguard generated $3.2 million of initial cash proceeds from the sale of WebLinc with additional amounts possible over the next 24 months based on performance milestones.
■	There were no proceeds to Safeguard from the sale of QuanticMind.
o	Safeguard is committed to maximizing the value of and monetizing its ownership interests in a timely manner, and returning capital to shareholders.
■	Since January 2018, Safeguard realized approximately $198 million in cash proceeds from monetizing its holdings.

●	Safeguard Company Performance
o	The majority of Safeguard’s companies have operated well through the pandemic and are positioned to improve performance in a post COVID-19 environment.
o

The aggregate trailing twelve month revenues ending September 30, 2020 for Safeguard’s remaining twelve companies, excluding Other Ownership Interests and the two entities exited in early 2021, was $352 million, up 6.2% as compared to the comparable 2019 period.

o

Several Safeguard companies raised capital during 2020 which resulted in dilution gains of $4.2 million for the year ended December 31, 2020. These included Moxe (Q4); Aktana (Q3); meQuilibrium (Q2); Syapse (Q2 and Q4).

o

Subsequent to year-end, Syapse raised $68 million in growth capital from two venture capital funds. This transaction brings Safeguard’s ownership percentage to approximately 11% and will result in a non-cash dilution gain.

●	Financial Results
o	Cash and cash equivalents totaled $15.6 million at year end 2020.
o	The carrying value of the Company’s ownership interests at year end totaled $50.4 million, with a total cost of $225.3 million.
o	Net loss for the three months ended December 31, 2020 was $7.4 million, or $0.35 per share, compared with a net loss of $0.7 million, or $0.03 per share, for the same period in 2019.
o	Net loss for the year ended December 31, 2020 was $37.6 million, or $1.81 per share, compared with net income of $54.6 million, or $2.64 per share, for the same period in 2019.
o	Annual results included non-cash impairment charges of $20.0 million, while the prior period included gains from the sales of Propeller and Transactis totaling $85.8 million.

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●	Operating Costs
o

Safeguard continued to reduce its operating costs in 2020. General and administrative expenses totaled $1.6 million for the fourth quarter of 2020 as compared to $2.1 million for the fourth quarter of 2019. General and administrative expenses for the year ended December 31, 2020 were $9.5 million as compared to $10.0 million for the year ended December 31, 2019.

o

Safeguard also continued to lower its corporate expenses,[1] which totaled $1.2 million for the fourth quarter of 2020 as compared to $1.4 million for the comparable period of 2019. Corporate expenses totaled $5.2 million for the year ended December 31, 2020 as compared to $7.1 million for the year ended December 31, 2019, a 27% annual decline.

o

Our corporate expense reductions have exceeded the expectations set at the beginning of the year for a range of $6.4 to $6.8 million and are consistent with our third quarter expectation to be below the lower updated range of $5.6 to $6.0 million. These reductions have come from a variety of sources, including reductions in cash compensation, the payment of a portion of management bonuses in equity, the payment of Board fees in equity, lower professional fees and lower office costs.

●	Outlook
o	Safeguard continues to expect a declining level of follow-on deployments for its remaining ownership interests and has established an initial range for 2021 of $5 to $7 million.
o	Safeguard will continue to focus on reducing corporate expenses in 2021 and has established a target of $4.4 to $4.9 million for the year.
o

Safeguard remains committed to returning value to shareholders when we exceed our targeted minimum liquidity threshold of $20 million, subject to then prevailing market conditions and expected liquidity needs. We will consider share repurchases and/or dividends at that time.

●	Shareholder Engagement
o	During 2020, Safeguard held virtual discussions with the CEOs of Aktana, Flashtalking and meQuilibrium, with the replay available at Safegaurd’s investor relations site.
o	Safeguard recently held a virtual discussion with CEO of Prognos on February 23.

“There is a lot that we are excited about at Safeguard. Our companies have by and large weathered the pandemic relatively well and are positioned to accelerate revenue growth and execute on their business plans in 2021. On the financings and exit front, our companies have been able to access capital to support their operations and growth and we have a number of companies that are in various stages of sales processes. At the Safeguard level, we have taken meaningful steps to reduce our cash operating costs and introduce greater flexibility into our operating structure.” said Eric C. Salzman, Safeguard’s Chief Executive Officer. “While we have achieved a few small asset sales over the past six months, we expect 2021 will be a more robust year for exits that will enable us to return capital to shareholders via stock buybacks or dividends.”

1 Corporate expenses are general and administrative expenses excluding depreciation, severance, stock-based compensation and other non-recurring items.  See full reconciliation in the financial section of this statement.

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OWNERSHIP INTERESTS AT DECEMBER 31, 2020

Companies	Category	Acquisition	Primary	Carrying Value	Cost
		Year	Ownership%	(in millions)	(in millions)

Initial Revenue Stage: Up to $1 million in revenue
None
Expansion Stage: $1 million to $5 million in revenue
Moxe Health Corporation	Healthcare	2016	27.6%	$5.0	$7.5
QuanticMinc, Inc. ++ *	Digital Media	2015	24.2%	-	13.7
Traction Stage: $5 million to $10 million in revenue
meQuilibrium	Healthcare	2015	32.0%	3.3	14.0
Trice Medical, Inc.	Healthcare	2014	16.6%	1.3	10.8
Zipnosis, Inc.	Healthcare	2015	37.7%	2.3	10.0
WebLinc, Inc. *	Digital Media	2014	39.9%	3.2	16.2
Lumesis, Inc.	Financial Services	2012	43.4%	0.9	5.6
Clutch Holdings, Inc.++	Digital Media	2013	42.3%	5.0	16.9
High Traction Stage: $10 million to $15 million in revenue
InfoBionic, Inc.	Healthcare	2014	25.2%	-	22.0
Revenue of $20 million to $50 million
Aktana, Inc.	Healthcare	2016	15.1%	2.9	14.2
Prognos Health, Inc.	Healthcare	2011	28.5%	3.9	12.6
Syapse, Inc.	Healthcare	2014	18.9%	2.4	25.0
Greater than $50 million in revenue
Flashtalking	Digital Media	2018	13.4%	12.5	19.2
MediaMath, Inc.	Digital Media	2009	13.3%	-	15.5
Other Ownership Interests
T-REX Group	Financial Services	2016		2.2	6.0
Velano Vascular	Healthcare	2013		2.0	1.7
All others	Various			3.5	14.4
			TOTAL:	$50.4	$225.3

++ Company dropped into a lower revenue stage this quarter.

* Company was exited during the first quarter of 2021.

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CONFERENCE CALL AND WEBCAST DETAILS

Please call 10-15 minutes prior to the call to register.

Date: March 4, 2021

Time: 9 am ET

Webcast: http://www.safeguard.com/events

Live Number: 833-968-2224 // (International) 825-312-2064

Replay Number: 800-585-8367 // (International) 416-621-4642

Access Code: 9479064

Speakers: Chief Executive Officer, Eric C. Salzman; and Senior Vice President and Chief Financial Officer, Mark A. Herndon

Format: Discussion of the quarter’s financial results followed by Q&A

Replay will be available through April 5, 2021 at 11:59 pm ET. For more information please contact IR@safeguard.com.

About Safeguard Scientifics

Historically, Safeguard Scientifics has provided capital and relevant expertise to fuel the growth of technology-driven businesses. Safeguard has a distinguished track record of fostering innovation and building market leaders that spans more than six decades. Safeguard is currently pursuing a focused strategy to value-maximize and monetize its ownership interests over a multi-year time frame to drive shareholder value. For more information, please visit www.safeguard.com.

Forward-looking Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, statements regarding Safeguard’s ability to maximize the value of monetization opportunities of its ownership interests and drive total shareholder returns. Safeguard’s initiatives taken or contemplated to enhance and unlock value for all of its shareholders, Safeguard’s efforts to execute on and implement its strategy to streamline its organizational structure, reduce its operating costs, pursue monetization opportunities for ownership interests and maximize the return of value to its shareholders, Safeguard’s ability to create, unlock, enhance and maximize shareholder value, the effect of Safeguard’s management succession plan on driving increased organizational effectiveness and efficiencies, the ability of the management team to execute Safeguard’s strategy, the availability of, the timing of, and the proceeds that may ultimately be derived from the monetization of ownership interests, Safeguard’s projections regarding the reduction in its ongoing operating expenses, Safeguard’s projections regarding annualized operating expenses and expected severance expenses, monetization opportunities for ownership interests, and the amount of net proceeds from the monetization of ownership interests that will enable the return of value to Safeguard shareholders after satisfying working capital needs and the timing of such return of value. Such forward-looking statements are not guarantees of future operational or financial performance and are based on current expectations that involve a number of uncertainties, risks and assumptions that are difficult to predict. Therefore, actual outcomes and/or results may differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the monetization of our ownership interests for maximum value or at all and the return of value to our shareholders, our ability to successfully execute on our strategy to streamline our organizational structure and align our cost structure to increase shareholder value, whether our strategy will better position us to focus our resources on the highest-return opportunities and deliver enhanced shareholder value, the ongoing support of our existing ownership interests, the fact that our companies may vary from period to period, challenges to achieving liquidity from our ownership interests, fluctuations in the market prices of our publicly traded holdings, if any, competition, our inability to obtain maximum value for our ownership interests, our ability to attract and retain qualified employees, market valuations in sectors in which our ownership interests operate, our inability to control our ownership interests, our need to manage our assets to avoid registration under the Investment Company Act of 1940, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity that may adversely affect our business, and risks associated with our ownership interests, including the fact that most of our ownership interests have a limited operating history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past operational and financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

###

SAFEGUARD CONTACT:

Mark Herndon

Chief Financial Officer

(610) 975-4913

mherndon@safeguard.com

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Safeguard Scientifics, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2020	December 31, 2019
Assets
Cash, cash equivalents and restricted cash	$15,601	$25,053
Other current assets	462	1,297
Total current assets	16,063	26,350
Ownership interests in and advances	50,398	77,129
Other assets	2,574	4,098
Total Assets	$69,035	$107,577

Liabilities and Equity
Other current liabilities	$3,470	$2,429
Total current liabilities	3,470	2,429
Lease liability - non-current	2,053	2,380
Other long-term liabilities	637	1,027
Total equity	62,875	101,741
Total Liabilities and Equity	$69,035	$107,577

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Safeguard Scientifics, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Operating expenses	$1,631	$2,060	$9,466	$9,982
Operating loss	(1,631)	(2,060)	(9,466)	(9,982)
Other income (loss), net	(663)	2,245	(7,708)	12,255
Interest, net	52	174	261	(11,979)
Equity income (loss), net	(5,111)	(1,057)	(20,702)	64,267
Net income (loss) before income taxes	(7,353)	(698)	(37,615)	54,561
Income tax benefit (expense)	—	—	—	—
Net income (loss)	$(7,353)	$(698)	$(37,615)	$54,561
Net income (loss) per share:
Basic	$(0.35)	$(0.03)	$(1.81)	$2.64
Diluted	$(0.35)	$(0.03)	$(1.81)	$2.64
Weighted average shares used in computing income (loss) per share:
Basic	20,829	20,674	20,751	20,636
Diluted	20,829	20,674	20,751	20,636

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Safeguard Scientifics, Inc.

Financial Data

(in thousands)

Additional Financial Information

Non-GAAP Measures

In discussing financial results and guidance, the Company refers to the measure "corporate expenses" which is not in accordance with Generally Accepted Accounting Principles (GAAP). We use this non-GAAP financial measure internally to make operating and strategic decisions, including evaluating our overall performance and as a factor in determining compensation for certain employees. We have defined corporate expenses as general and administrative costs excluding Depreciation, Stock based compensation, severance and retirement costs, and non-recurring items and other.  Non-recurring items and other includes accruals related to the Company's LTIP plan that will not be paid until reaching a specified threshold within that plan. We believe presenting this non-GAAP financial measure provides additional information to facilitate comparison of our historical operating costs and their trends, and provides additional transparency on how we evaluate our cost structure. We also believe presenting this measure allows investors to view our performance using the same measure that we use in evaluating our performance and trends.

Corporate expenses reconciliation:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
Corporate expenses	$1,219	$1,404	$5,216	$7,118
Depreciation	—	—	—	808
Stock based compensation	(14)	303	965	1,237
Severance and retirement costs	147	32	2,020	248
Non-recurring items and other	279	321	1,265	571
General and administrative expenses	$1,631	$2,060	$9,466	$9,982

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